UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported, on March 26, 2012, Biomet, Inc. (“Biomet”) announced that it had settled an ongoing federal investigation into its international sales practices with the U.S. Department of Justice (“DOJ”) and the U.S. Securities and Exchange Commission (“SEC”). As part of the settlement, Biomet entered into: (i) a consent to final judgment (the “SEC Consent”) with the SEC and (ii) a deferred prosecution agreement (the “DPA”) with the DOJ. Pursuant to the SEC Consent, Biomet consented to the entry of a Final Judgment which, among other things, permanently enjoined Biomet from violating the provisions of the Foreign Corrupt Practices Act. As further disclosed, in October 2013, Biomet became aware of certain alleged improprieties regarding its operations in Brazil and Mexico, including alleged improprieties that predated the entry of the DPA. Additionally, pursuant to the terms of the DPA, in April 2014 and thereafter, Biomet disclosed these matters to and discussed these matters with the independent compliance monitor and the DOJ and the SEC. On July 2, 2014, the SEC issued a subpoena to Biomet requiring that Biomet produce certain documents relating to such matters. These matters remain under investigation by the DOJ and the SEC.

On March 13, 2015, the DOJ informed Biomet that the DPA and the independent compliance monitor’s appointment had been extended for an additional year. On April 2, 2015, at the request of the staff of the SEC, Biomet consented to an amendment to the Final Judgment to extend the term of the compliance monitor’s appointment for one year from the date of entry of the Amended Final Judgment.

The shares of Biomet are wholly-owned by LVB Acquisition, Inc. (“LVB”). As previously disclosed, on June 24, 2015, Zimmer Biomet Holdings, Inc. (formerly known as Zimmer Holdings, Inc.) acquired LVB, and LVB is now owned by various other subsidiaries of Zimmer Biomet Holdings, Inc.

The DPA, as extended, is set to expire on March 26, 2016. However, the DOJ and the SEC continue to evaluate the alleged misconduct in Brazil and Mexico, as well as any issues relating to Biomet’s compliance program. The DOJ, the SEC and Biomet have agreed to continue to evaluate and discuss these matters during the second quarter of 2016 and, therefore, the matter is ongoing and will not conclude in its entirety on March 26, 2016. Pursuant to the DPA, the DOJ has sole discretion to determine whether conduct by Biomet constitutes a violation or breach of the DPA. The DOJ has informed Biomet that it retains its rights under the DPA to bring further action against Biomet relating to the conduct in Brazil and Mexico disclosed in 2014 or the violations set forth in the DPA. The DOJ could, among other things, revoke the DPA or prosecute Biomet and/or the involved employees and executives. Biomet continues to cooperate with the SEC and the DOJ, and expects that discussions with the SEC and the DOJ will continue. There is no assurance that Biomet will enter into a consensual resolution of this matter with the SEC or the DOJ, and the terms and conditions of any such potential resolution are uncertain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2016

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary